Exhibit 99.1

CareMax Inc. Announces Second Quarter 2021 Financial Results

Miami, FL – August 13, 2021 – CareMax, Inc. (NASDAQ: CMAX; CMAXW), a leading technology-enabled provider of value-based care to seniors, announced today financial results for the second quarter ended June 30, 2021.

Business Highlights

•	Announced collaboration with Anthem described in separate press release issued earlier today

•	Entered into agreement with The Related Companies, a leading national affordable housing developer, to support CareMax in opening centers inside or near affordable senior housing nationwide

•	Anticipate opening at least 75 new CareMax centers over the next three years

•	Completed the acquisition of Senior Medical Associates (SMA) and entered into a definitive agreement to acquire DNF Medical Centers, expanding our penetration in Central Florida

•	Scheduled Investor Day to discuss key growth strategies on September 9, 2021 at 9:30am ET

Second Quarter 2021 Results1

•	GAAP total revenue was $44.9 million for the second quarter of 2021 and $72.8 million for the first half of the year.

•	GAAP net loss was $7.4 million for the second quarter of 2021, or $0.26 per diluted share, and $6.0 million, or $0.31 per share, for the first half of the year.

•	On a pro forma basis, total revenue was $97.8 million for the second quarter of 2021 and $193.2 million for the first half of the year.

•

Adjusted EBITDA[2] was $1.5 million for the second quarter of 2021 and $10.2 million for the first half of 2021. Direct COVID headwinds accounted for an approximately $11 million reduction in adjusted EBITDA.

•

The Company ended the quarter with approximately 61,500 total members and 21,500 Medicare Advantage members, not including the more than 4,000 members from the planned acquisition of DNF Medical Centers.

•

As of June 30, 2021, the Company operated 34 medical centers, with two additional centers in progress and slated to open in 2022. Six additional centers are anticipated to be added as part of the planned acquisition of DNF Medical Centers.

[1]

GAAP presentation is for CareMax Medical Group and includes the financial information and activities for IMC for the period from June 8, 2021 (the closing of the business combination) to (and including) June 30, 2021 (23 days). Pro forma and other non-GAAP information gives effect to the business combination and the acquisition of SMA as if the transactions had occurred in historical periods.

[2]	Adjusted EBITDA and pro forma medical expense ratio are non-GAAP financial metrics. A reconciliation of non-GAAP metrics to GAAP financial statements is included in this release.

Management Commentary

Carlos de Solo, Chief Executive Officer, commented, “After the merger with IMC, the recent closing of our acquisition of Senior Medical Associates and the anticipated closing of the DNF acquisition this quarter, CareMax has a strong, sustainable foundation of profitability in South and now Central Florida from which to take our model nationwide. In our current markets, we are focused on organic growth and constantly improving our care model for the benefit of our members.”

“Anchored by our collaborations with Anthem and The Related Companies, we are developing a unique ecosystem whereby the most underserved communities receive access to our care model. We believe we have the ability to deliver consistent, replicable results nationwide, giving us conviction to accelerate our de novo growth with a goal of opening at least 75 new CareMax centers in the next three years. These key agreements provide us with a multi-faceted growth strategy designed to enable us to confidently expand at a rapid pace.”

“To supplement the outstanding talent in CareMax and IMC, we are in the process of building out an executive team that is capable of implementing our ambitious plans. We are making these investments in talent to maximize the opportunities in our base business as well as execute on the growth opportunities ahead of us.”

“While we, like our peers, experienced headwinds in 2021 related to COVID-19, we believe these challenges are unique to the current pandemic and non-recurring in nature. I am proud and pleased to say that our core business remains sound and growing – a testament to our high-caliber medical and support personnel who have worked tirelessly throughout the pandemic to meet our members’ needs.”

Conference Call

Management will host a conference call at 8:30 am ET today to discuss the results and business activities. Interested parties may participate in the call by dialing:

(877) 407-9753 (Domestic) or

(201) 493-6739 (International)

The conference call will also be available on the Company’s website, ir.caremax.com. Following the live call, a replay will be available on the Company’s website.

An investor presentation has also been posted to ir.caremax.com

About CareMax

CareMax is a technology-enabled care platform providing value-based care and chronic disease management to seniors. CareMax operates medical centers that offer a comprehensive suite of healthcare and social services, and a proprietary software and services platform that provides data, analytics, and rules-based decision tools/workflows for physicians across the United States. Learn more at www.caremax.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and strategy. Words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” or “will,” or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the impact of COVID-19 or any variant thereof on the Company’s business and results of operation; the availability of sites for medical facilities and the costs of opening such medical facilities; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to the Company’s services; the Company’s ability to continue its growth, including in new markets; changes in laws and regulations applicable to the Company’s business, in particular with respect to Medicare Advantage and Medicaid; the Company’s ability to maintain its relationships with health plans and other key payers; any delay, modification or cancellation of government contracts; the Company’s future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs; the Company or any other party’s ability to fulfill contractual obligations; and the Company’s ability to recruit and retain qualified team members and independent physicians. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s reports filed with the SEC. All information provided in this press release is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Information

Certain financial information and data contained this press release is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by the Company with the SEC. Some of the financial information and data contained in this press release, such as Adjusted EBITDA and margin thereof and pro forma medical expense ratio have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures of financial results are not GAAP measures of our financial results or liquidity and should not be considered as an alternative to net income (loss) as a measure of financial results, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review the Company’s audited financial statements, which have been filed by the Company with the SEC.

A reconciliation for Adjusted EBITDA to the most directly comparable GAAP financial measures is included below.

Use of Pro Forma Financial Information and Pro Forma Non-GAAP Financial Information

The unaudited pro forma statements of operations below are provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisitions of IMC, Care Holdings, and SMA had occurred in the stated historical periods, nor is it indicative of the future results or financial position of the combined company. The unaudited pro forma statements of operations do not give effect to the potential impact, of any anticipated synergies, operating efficiencies or cost savings that may result from the acquisitions of IMC, Care Holdings, and SMA, any integration costs or tax deductibility of transaction costs. Pro forma medical expense ratio is calculated from the unaudited pro forma statements of operations.

Additionally, Adjusted EBITDA presented on a pro forma basis gives effect to the acquisitions of IMC, Care Holdings, and SMA as if they had occurred in historical periods, which does not necessarily reflect what the Company’s Adjusted EBITDA would have been had the acquisitions occurred on the dates indicated. A reconciliation of projected 2021 pro forma Adjusted EBITDA to the most directly comparable GAAP financial measure is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate this non-GAAP financial measure. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

CAREMAX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	(Unaudited) June 30, 2021	December 31, 2020
ASSETS

CURRENT ASSETS
Cash	$170,080	$4,934
Restricted cash	1,956	—
Accounts receivable, net	32,031	9,395
Inventory	190	15
Prepaid expenses, net	3,449	183
Risk settlements due from providers	288	80
Due from related parties	—	274

Total Current Assets	207,994	14,881

Property and equipment, net	12,728	4,796
Goodwill	356,360	10,068
Intangible assets, net	50,357	8,575
Deferred debt issuance costs	2,195	—
Other assets	998	183

Total Assets	$630,632	$38,503

LIABILITIES AND STOCKHOLDERS’/MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$2,546	$1,044
Accrued expenses	10,689	2,572
Accrued interest payable	264	149
Risk settlements due to providers	178	643
Current portion of long-term debt	6,672	1,004
Due to related parties	—	39
Other current liabilities	5,771	—

Total Current Liabilities	26,120	5,451

Derivative warrant liabilities	27,337	—
Long-term debt, less current portion	114,222	26,325
Other Liabilities	2,639	—

Total Liabilities	170,318	31,776
COMMITMENTS AND CONTINGENCIES (Note 14)
STOCKHOLDERS’/MEMBER’S EQUITY
Class A common stock ($0.0001 par value; 250,000,000 shares authorized; 80,632,457 shares issued and outstanding at June 30, 2021)	8	—
Additional paid-in-capital	199,541	—
Retained earnings	260,765	—
Member units (no par value, 200 authorized, issued and outstanding at December 31, 2020)	—	223
Members’ equity	—	6,504

Total Stockholders’/Members’ Equity	460,314	6,727

Total Liabilities and Stockholders’/Members’ Equity	$630,632	$38,503

CAREMAX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30	Three Months Ended June 30	Six Months Ended June 30	Six Months Ended June 30
	2021	2020	2021	2020
Revenue
Medicare risk-based revenue	$37,761	$25,746	$65,577	$50,841
Medicaid risk-based revenue	5,449	—	5,449	—
Other revenue	1,709	49	1,811	188

Total Revenue	44,919	25,795	72,837	51,029

Expenses
External provider costs	35,535	15,958	53,694	31,806
Cost of care	7,867	3,886	13,220	7,903
Sales and marketing	775	272	1,066	500
Corporate, general and administrative	8,881	1,456	10,676	2,740
Depreciation and amortization	1,437	356	1,951	712
Acquisition related costs	149	—	149	—

Total costs and expenses	54,644	21,928	80,756	43,661

Operating income (loss)	(9,725)	3,867	(7,919)	7,368
Interest income (expense), net	(792)	(403)	(1,296)	(730)
Gain (loss) on remeasurement of warrant liabilities	1,795	—	1,795	—
Gain (loss) on extinguishment of debt	1,358	—	1,358	—
Other expense/(income)	—	—	—	—

(Loss) income before income tax	(7,364)	3,464	(6,062)	6,638
Income tax provision (benefit)	—	—	—	—

Net income (loss)	$(7,364)	$3,464	$(6,062)	$6,638

Net income (loss) attributable to non-controlling interest	—	82	—	(8)

Net income (loss) attributable to controlling interest	$(7,364)	$3,382	$(6,062)	$6,646

Net income (loss) atrributable to CareMax, Inc. class A common stockholders	$(7,364)	$3,382	$(6,062)	$6,646
Weighted average basic shares outstanding	28,404,759	10,796,069	19,649,057	10,796,069
Weighted average diluted shares outstanding	28,404,759	10,796,069	19,649,057	10,796,069
Net income (loss) per share
Basic	$(0.26)	$0.31	$(0.31)	$0.62
Diluted	$(0.26)	$0.31	$(0.31)	$0.62

CAREMAX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss)/Income	$(6,062)	$6,638
Adjustments to reconcile net (loss)/income to net cash
Used in operating activities:
Depreciation expense	640	431
Amortization expense	1,320	281
Amortization of discount on debt and related issuance costs	135	35
Change in fair value of warrant liabilities	(1,795)	—
Gain on extinguishment of debt	(1,358)	—
Changes in operating assets and liabilities:
Accounts receivable	1,267	(3,607)
Prepaid expenses	(1,322)	9
Risk settlements due from/due to providers	(208)	128
Due from related parties	235	68
Other assets	(275)	18
Accounts payable	(2,113)	(52)
Accrued expenses	6,454	(55)
Other liabilities	(16)	—
Accrued interest	115	—

Net Cash (Used In)/Provided by Operating Activities	(2,983)	3,894

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,527)	(1,592)
Acquisition of businesses	(210,252)	—
Purchase of noncontrolling interest ownership	—	(267)

Net Cash Used in Investing Activities	(211,779)	(1,859)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Class A common stock	410,000
Issuance costs of Class A common stock	(12,471)	—
Recapitalization transaction	(108,799)	—
Proceeds from borrowings on long-term debt and credit facilities	125,000	2,500
Principal payments on long-term debt	(24,496)	(30)
Payment of deferred financing costs	(6,883)	—
Long-term debt extinguishment costs	(487)	—
Borrowing under paycheck protection program	—	2,164
Distributions to members	—	(81)

Net Cash Provided by Financing Activities	381,864	4,553

NET INCREASE IN CASH	167,102	6,588
Cash - Beginning of Period	4,934	4,438

CASH - END OF PERIOD	$172,036	$11,026

Pro Forma Statements of Operations (Unaudited)1

	Three Months Ended June 30,
$‘000s	2021	2020	$ Change	% Change
Revenue
Medicare Risk-Based Revenue	$71,902	$67,883	$4,019	5.9%
Medicaid Risk-Based Revenue	20,454	14,828	5,626	37.9%
Other Revenue	5,424	4,980	444	8.9%

Total Revenue	$97,780	$87,691	$10,089	11.5%
Operating Expense
External Provider Costs	73,491	56,027	(17,464)	31.2%
Cost Of Care	12,762	10,465	(2,297)	21.9%
Sales And Marketing	1,688	1,245	(444)	35.6%
Corporate, General And Administrative	20,720	8,407	(12,313)	146.5%
Depreciation and Amortization	3,780	4,077	297	(7.3)%

Total Costs and Expenses	$112,441	$80,220	$(32,221)	40.2%

Operating (loss) income	$(14,661)	$7,471	$(22,133)	(296.2)%
Interest Expense, Net	1,666	1,456	(210)	14.4%
Change in Warrant Liability	(1,795)	—	1,795
Loss/(Gain) on Extinguishment of Debt	(1,358)	—	1,358
Other Expense/(Income)	(29)	190	218	(115.2)%

Income/(Loss) Before Income Taxes	$(13,145)	$5,826	$(18,971)	(325.6)%
Provision for Income Taxes	—	—	—

Net Income/(Loss)	$(13,145)	$5,826	$(18,971)	(325.6)%

	Six Months Ended June 30,
$‘000s	2021	2020	$ Change	% Change
Revenue
Medicare Risk-Based Revenue	$143,648	$137,119	$6,529	4.8%
Medicaid Risk-Based Revenue	39,351	25,655	13,696	53.4%
Other Revenue	10,218	10,373	(155)	(1.5)%

Total Revenue	$193,217	$173,147	$20,070	11.6%
Operating Expense
External Provider Costs	139,093	112,883	(26,210)	23.2%
Cost Of Care	25,836	22,841	(2,995)	13.1%
Sales And Marketing	3,170	2,330	(840)	36.1%
Corporate, General And Administrative	31,493	16,796	(14,697)	87.5%
Depreciation and Amortization	7,265	8,424	1,159	(13.8)%

Total Costs and Expenses	$206,857	$163,274	$(43,584)	26.7%

Operating (loss) income	$(13,641)	$9,874	$(23,514)	(238.2)%
Interest Expense, Net	3,063	2,915	(147)	5.1%
Change in Warrant Liability	(1,795)	—	1,795
Loss/(Gain) on Extinguishment of Debt	(1,358)	—	1,358
Other Expense/(Income)	385	389	4	(1.1)%

Income/(Loss) Before Income Taxes	$(13,935)	$6,569	$(20,504)	(312.1)%
Provision for Income Taxes	—	—	—

Net Income/(Loss)	$(13,935)	$6,569	$(20,504)	(312.1)%

[1]	Figures give effect to the combinations of IMC, Care Holdings, and SMA as if they had occurred in historical periods.

Pro Forma Non-GAAP Financial Summary (Unaudited)1

Non-GAAP Financial Summary
$‘000s	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21
Medicare Risk Revenue	$69,236	$67,883	$69,104	$71,134	$71,746	$71,902
Medicaid Risk Revenue	10,827	14,828	20,565	19,062	18,897	20,454
Other Revenue	5,393	4,980	4,032	4,382	4,793	5,424

Total Revenue	$85,456	$87,691	$93,701	$94,578	$95,436	$97,780

External Provider Costs	56,856	56,027	63,719	61,483	65,091	74,491
Cost of Care	12,376	10,465	12,222	13,559	13,074	12,762

Platform Contribution	$16,224	$21,199	$17,760	$19,536	$17,271	$10,527
Platform Contribution Margin (%)	19.0%	24.2%	19.0%	20.7%	18.1%	10.8%

Sales and Marketing	1,085	1,245	1,293	1,431	1,482	1,688
Corporate, General and Administrative	8,039	5,720	6,182	5,831	7,138	7,293

Adjusted EBITDA	$7,100	$14,234	$10,285	$12,274	$8,651	$1,546
Adjusted EBITDA Margin (%)	8.3%	16.2%	11.0%	13.0%	9.1%	1.6%

[1]	Figures give effect to the combinations of IMC, Care Holdings, and SMA as if they had occurred in historical periods.

Select Pro Forma Non-GAAP Operating Metrics1

Pro Forma Non-GAAP Operating Metrics
	Mar-20	Jun-20	Sep-20	Dec-20	Mar-21	Jun-21
Centers	31	31	32	34	34	34
Markets	1	1	1	1	1	1
Patients (MCREM)[2]	28,800	31,500	33,000	32,400	33,100	34,700
At-Risk	85.2%	86.8%	85.9%	87.8%	87.0%	86.3%
Platform Contribution ($, Millions)[3]	$16.2	$21.2	$17.8	$19.5	$17.3	$10.5

[1]	Figures give effect to the combinations of IMC, Care Holdings, and SMA as if they had occurred in historical periods.
[2]	MCREM defined as Medicare Equivalent Members, which assumes the level of support received by a Medicare patient is equivalent to that received by three Medicaid or Commercial patients.
[3]	Platform contribution defined as risk-bsaed revenues less external provider costs and cost of care, excluding depreciation and amortization.

Reconciliation to Adjusted EBITDA1

Reconciliation to Adjusted EBITDA
$‘000s	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21
Net Income (Loss)	$3,174	$3,464	($357)	$1,293	$1,302	($7,364)
GAAP Pro Forma Adjustments	(2,430)	2,362	1,139	2,905	(2,091)	(5,781)

Pro Forma Net Income	$744	$5,826	$782	$4,198	($789)	($13,145)

Interest Expense	1,459	1,456	1,442	1,440	1,396	1,666
Depreciation & Amortization	4,347	4,077	4,175	4,226	3,485	3,780
Change in Warrant Liability	—	—	—	—	—	(1,795)
Loss/(Gain) on Extinguishment of Debt	—	—	—	—	—	(1,358)
Other Expenses	199	190	301	(345)	413	(29)

EBITDA	$6,749	$11,548	$6,701	$9,520	$4,505	($10,881)

Other Adjustments
Non-Recurring Expenses	(306)	2,008	2,831	1,874	2,979	8,622
Acquistions Costs	656	678	789	893	1,168	3,806
Discontinued Operations	—	(0)	(35)	(12)	(1)	(0)

Adjusted EBITDA	$7,100	$14,234	$10,285	$12,274	$8,651	$1,546

[1]	Figures give effect to the combinations of IMC, Care Holdings, and SMA as if they had occurred in historical periods.

Contacts:

CareMax, Inc.

Media

Christine Bucan

(305) 542-8855

Christine@thinkbsg.com

Investor Relations

Ben Quirk

(415) 640-3715

ben.quirk@caremax.com

The Equity Group Inc.

Devin Sullivan

(212) 836-9608

dsullivan@equityny.com